SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) July 20, 2004

                          Hibbett Sporting Goods, Inc.
             (Exact Name Of Registrant As Specified In Its Charter)

                        Commission file number: 000-20969

   Delaware                                                      63-1074067
   --------                                                      ----------
  (State of                                                   (I.R.S. Employer
Incorportation)                                             Indentification No.)


                               451 Industrial Lane
                            Birmingham, Alabama 35211
                    (Address of Principal Executive Offices)

                                 (205) 942-4292
              (Registrant's telephone number, including area code)

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         ( c )
                  Exhibits.

This exhibit is furnished pursuant to Item 9 and shall not be deemed to be "filed".

Exhibit No.                         Description

99.1                                Earnings Release Dated July 20, 2004


Item 9.  Regulation FD Disclosure

     Hibbett Sporting Goods, Inc. issued a press release on July 20, 2004. A copy of the press release is attached hereto as Exhibit 99.1.

     The information in this Report, including Exhibit 99.1 attached hereto, is furnished solely pursuant to Item 9 of this Form 8-K. Consequently, it is not deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               HIBBETT SPORTING GOODS, INC.

                               By   /s/ Gary A. Smith
                               ----------------------------------------
                               Gary A. Smith
                               Vice President and Chief Financial Officer

July 20, 2004

                                  EXHIBIT INDEX


Exhibit

99.1     Press Release dated July 20, 2004

                                                                    EXHIBIT 99.1

                    [Hibbett Sporting Goods, Inc. Letterhead]

                                              Contact:   Gary Smith
                                                         Chief Financial Officer
                                                         (205) 942-4292

           HIBBETT SPORTING GOODS REVISES SECOND QUARTER EXPECTATIONS

     BIRMINGHAM,   Ala.  (July  20,  2004)  -  Hibbett   Sporting  Goods,   Inc.
(NASDAQ/NM:HIBB) today announced that it has revised its sales and earnings expectations for the second fiscal quarter ending July 31, 2004. The Company now expects to report a comparable store sales increase of 2% to 3% for the second quarter and earnings per share in the range of $0.13 to $0.15 per diluted share compared with previous expectations of comparable store sales increases of 5% to 6% and earnings per share in the range of $0.18 to $0.20 per diluted share. The Company plans to provide updated guidance for fiscal 2004, as well as its guidance for the third quarter, when it reports complete results for the second quarter on August 19, 2004.

     Commenting on the announcement, Mickey Newsome, President and Chief Executive Officer, stated, "Although we started off the quarter with sales above our expectations, for the last few weeks we have experienced a slowdown in two areas - licensed apparel and fitness equipment. Sales in footwear and team equipment, however, have continued to post strong results. As we discussed when we reported first quarter earnings in May, we had planned for licensed apparel, particularly pro-licensed apparel, to soften starting in the third quarter. Unfortunately, the momentum in this category, including college-licensed apparel, has slowed down more dramatically and sooner than anticipated. Additionally, our comparable-store sales were impacted by rainy weather in June. We have responded with more aggressive markdowns in both licensed apparel and fitness equipment. Together with the shift in sales away from apparel to footwear, these markdowns are expected to result in lower overall margins for the quarter."

     Hibbett Sporting Goods, Inc. is a rapidly growing operator of full-line sporting goods stores in small to mid-sized markets, predominantly in the Southeast, Mid-Atlantic and Midwest. The Company's primary store format is Hibbett Sports, a 5,000-square-foot store located in enclosed malls and dominant strip centers.

     A WARNING ABOUT FORWARD LOOKING STATEMENTS: Certain matters discussed in this press release are "forward looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995. Forward looking statements address future events, developments or results and typically use words such as believe, anticipate, expect, intend, plan, forecast, guidance, outlook, or estimate. For example, our forward looking statements include statements regarding merchandise performance and future earnings and comparable store sales. Such statements are subject to risks and uncertainties that could cause actual results to differ materially, including economic conditions, industry trends, merchandise trends, vendor relationships, customer demand, and competition. For a complete description of these factors, as well as others which could affect our business, you should carefully review the "Risk Factors," "Business," and "MD&A" sections in our Annual Report on Form 10-K filed on April 15, 2004, our Quarterly Report on Form 10-Q filed June 9, 2004, and our most recent prospectus supplement filed May 2, 2003. In light of these risks and uncertainties, the future events, developments or results described by our forward looking statements in this document could turn out to be materially and adversely different from those we discuss or imply. We are not obligated to release publicly any revisions to any forward looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.